Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 and related Prospectuses of ZIOPHARM Oncology, Inc. of our report dated March 5, 2019, relating to the financial statements and the effectiveness of internal control over financial reporting of ZIOPHARM Oncology, Inc. appearing in the Annual Report on Form 10-K of ZIOPHARM Oncology, Inc. for the year ended December 31, 2018.

We also consent to the reference to our firm under the heading “Experts” in such Prospectuses.

/s/ RSM US LLP

Boston, Massachusetts

June 21, 2019